UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2018

JOHNSON CONTROLS INTERNATIONAL PLC

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-13836	98-0390500
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Albert Quay

Cork, Ireland

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: 353-21-423-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 13, 2018, Johnson Controls International plc (the “Company”) entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with BCP Acquisitions LLC, a Delaware limited liability company (“Purchaser”). Purchaser is a newly-formed entity and an affiliate of Brookfield Business Partners L.P. Pursuant to the Purchase Agreement, on the terms and subject to the conditions therein, the Company has agreed to sell, and Purchaser has agreed to acquire, the Company’s Power Solutions business (the “Business”), for a purchase price of U.S.$13,244,000,000 (the “Purchase Price”), which is subject to adjustment, plus the assumption by Purchaser or its affiliates of certain liabilities of the Business specified in the Purchase Agreement. As described in greater detail in the Purchase Agreement, the Purchase Price will be (i) increased or decreased to the extent the Working Capital (as defined in the Agreement) of the Business as of the closing of the transactions contemplated by the Purchase Agreement (the “Closing”) is higher or lower than a specified target amount, (ii) decreased by the amount of any Funded Debt (as defined in the Agreement) as of the Closing and (iii) increased by the amount of any Cash Amounts (as defined in the Agreement) as of the Closing.

The Closing is subject to certain conditions, including (i) expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the receipt of certain other antitrust approvals in foreign jurisdictions, (iii) the absence of any injunction or other judgment that prevents the Closing and (iv) subject to certain exceptions, the accuracy of the representations and warranties of, and compliance with covenants by, each of the parties to the Purchase Agreement. Purchaser has obtained equity financing commitments from Brookfield Capital Partners V L.P. and Brookfield Business Partners L.P., as well as debt financing commitments from several financial institutions, to fund the transaction and associated expenses. Under the Purchase Agreement, Closing will occur on (i) the date that is the later of April 30, 2019 and three business days after satisfaction or waiver of the closing conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing but subject to the satisfaction or waiver of those conditions), but subject to the completion of a 14 business day marketing period for the debt financing that Purchaser is using to finance a portion of the Purchase Price, subject to certain exceptions, or (ii) such other date as the Company and Purchaser may mutually agree. The Purchase Agreement provides that the Company may elect to delay the Closing until the last day of a calendar month. The Closing is not subject to a financing condition or to the approval of the Company’s stockholders.

The Purchase Agreement contains termination rights for each of the Company and Purchaser, including the right to terminate if the transactions contemplated by the Purchase Agreement have not been completed by August 13, 2019, which date may be extended by either party to November 13, 2019 in certain circumstances where certain regulatory approvals remain the only conditions to Closing that have not been satisfied (excluding conditions that, by their terms, cannot be satisfied until the Closing, provided that such conditions are reasonably expected to be satisfied at the Closing) (the “Outside Date”), unless the party seeking to terminate has breached the Purchase Agreement and such breach is the cause of the failure of the Closing to occur by the Outside Date. The Purchase Agreement also provides that Purchaser will pay the Company a termination fee of U.S.$800,000,000 if the Purchase Agreement is terminated because: (i) Purchaser breaches any of its representations or warranties or breaches or fails to perform any of its covenants, and such breach or failure to perform would give rise to the failure of a closing condition and cannot be or has not been cured upon 30 days’ notice (or, if earlier, by the Outside Date), (ii) Purchaser’s applicable closing conditions have been satisfied (or are capable of being satisfied at the Closing, were the Closing to occur on the date of termination) and Purchaser has failed to complete the Closing within three business days after the date on which the Closing should have occurred or (iii) the Closing has not occurred by the Outside Date in circumstances when the Company was capable to terminate the Purchase Agreement pursuant to clause (i) or (ii) of this sentence.

In the Purchase Agreement, the Company and Purchaser have made customary representations and warranties and have agreed to customary covenants relating to the sale. From the date of the Purchase Agreement until the Closing, the Company is required to conduct the Business in all material respects in the ordinary course of business consistent with past practice and to comply with certain covenants regarding the operation of the Business. For five years following the Closing, neither the Company nor any of its affiliates will directly or indirectly engage in the Business anywhere in the world, subject to certain exceptions.

Subject to certain limitations, the Company and Purchaser have agreed to indemnify each other for losses arising from certain breaches of the Agreement, certain tax liabilities and certain other liabilities. Purchaser has obtained a commitment for “representations and warranties” insurance which will provide coverage for certain breaches of representations and warranties of the Company contained in the Purchase Agreement, subject to certain deductibles, exclusions, policy limits and certain other terms and conditions.

The foregoing description of the Purchase Agreement, and the transactions contemplated thereby, including the sale of the Business, is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1, and incorporated herein by reference.

The Purchase Agreement governs the contractual rights between the parties in relation to the sale of the Business. The Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Purchase Agreement and is not intended to provide, modify or supplement any information about the Company, Purchaser or any of their respective subsidiaries or affiliates, or their respective businesses. In particular, the Purchase Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company, the Business, or Purchaser. The representations and warranties contained in the Purchase Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to consummate the Closing if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Stock and Asset Purchase Agreement, dated as of November 13, 2018, by and between Johnson Controls International plc and BCP Acquisitions LLC.*

*The related exhibits and schedules are not being filed herewith. The Registrant agrees to furnish supplementally a copy of any such exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS INTERNATIONAL PLC

By:	/s/ George R. Oliver
Name:	George R. Oliver
Title:	Chairman and CEO

Date: November 13, 2018